                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Award Software International, Inc. of our report dated February 21, 1997 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also constent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in that Form 10-K.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Jose, California
June 30, 1997